EXHIBIT 23A

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Public Service Electric and Gas Company on Form S-3 of our report dated February 14, 1997 appearing in the 1996 Annual Report on Form 10-K of Public Service Electric and Gas Company and to the reference to us under the heading "Experts" in the Prospectus which is part of this Regristration Statement.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
May 21, 1997